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                [Letterhead of Alston & Bird LLP appears here]


                                 June 24, 1999


Provident Companies, Inc.
1 Fountain Square
Chattanooga, Tennessee  34702

Re:   Form S-8 Registration Statement of Provident Companies, Inc. --
      Provident Companies, Inc. Stock Plan of 1999
      Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998 Employee Stock Option Plan of 1998
      Amended and Restated Annual Management Incentive Compensation Plan of 1994


Ladies and Gentlemen:

          We have acted as counsel for Provident Companies, Inc., a Delaware corporation (the "Company"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 6,350,000 shares of the Company's common stock, $1.00 par value ("Common Stock") that may be offered and sold pursuant to the grant and exercise of awards under the Provident Companies, Inc. Stock Plan of 1999, the Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998, the Company's Employee Stock Option Plan of 1998, or the Company's Amended and Restated Annual Management Incentive Compensation Plan of 1994 (the "Plans"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

          In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth.

          Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued upon the grant and exercise of awards pursuant the Plans have been duly authorized by all requisite action on the part of the Company and, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.
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Provident Companies, Inc.
June 24, 1999
Page 2



          This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                        Sincerely,


                                        ALSTON & BIRD LLP



                                        By: /s/ Laura G. Thatcher
                                            ----------------------------------
                                                Laura G. Thatcher